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                    [WIPFLI ULLRICH BERTELSON LLP LETTERHEAD]

                                                                    EXHIBIT 23.1


                        Independent Accountants' Consent

         We consent to incorporation by reference in this Registration Statement on Form S-4 of F&M Bancorporation, Inc. of our report dated February 4, 1999, relating to the consolidated balance sheets of F&M Bancorporation, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 and the references to our firm under the heading "Experts/Auditors" in the Prospectus.

                                             /s/ WIPFLI ULLRICH BERTELSON LLP

                                             WIPFLI ULLRICH BERTELSON LLP
                                             Certified Public Accountants


Appleton, Wisconsin
March 22, 1999